(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q1 2012 Financial Results

Q1 Sales up 11% Sequentially

Andover, Mass., April 25, 2012 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports first quarter 2012 financial results.

First Quarter Financial Results

Sales were $190.9 million, an increase of 11.2% from $171.7 million in the fourth quarter of 2011, and a decrease of 17.7% from a record $231.9 million in the first quarter of 2011.

First quarter net income was $22.8 million, or $0.43 per diluted share, compared to net income of $22.7 million, or $0.43 per diluted share in the fourth quarter of 2011, and $38.0 million, or $0.73 per diluted share in the first quarter of 2011.

Non-GAAP net earnings, which exclude special charges, were $22.9 million, or $0.43 per diluted share, compared to $20.4 million, or $0.38 per diluted share in the fourth quarter of 2011, and $38.2 million, or $0.73 per diluted share in the first quarter of 2011.

Also in the first quarter, the board of directors authorized a quarterly cash dividend of $0.15 per share, which was paid on March 16th. The Company repurchased 124,000 shares for $3.7 million at an average price of $30.01 pursuant to the share repurchase program announced in July of 2011.

Leo Berlinghieri, Chief Executive Officer and President, said, “We continue to demonstrate our commitment and ability to provide technologies that address the needs of both new and existing customers to grow our core semiconductor market, while leveraging our technologies and infrastructure to identify and penetrate new customers and new applications in a variety of diverse and growing markets.

“Our semiconductor business certainly improved in the first quarter; however, we continued to see variability in our other markets, with strength in some areas offset by continued weakness in the solar, LCD and LED markets. Given current business levels, we anticipate that sales in the second quarter should be relatively unchanged from the first quarter and may range from $175 million to $195 million, and, at these volumes, our non-GAAP net earnings could range from $0.29 to $0.42 per share.”

Conference Call Details

A conference call with management will be held on Thursday, April 26, 2012 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 65092567, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude discontinued operations, amortization of acquired intangible assets, costs associated with acquisition and disposition related charges, and certain adjustments to income taxes. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures, which exclude discontinued operations and disposition related charges, amortization of acquired intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

###

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended (Note 1)
	March 31, 2012	March 31, 2011	December 31, 2011
Net revenues	$190,868	$231,851	$171,671
Cost of revenues	107,077	125,490	95,710

Gross profit	83,791	106,361	75,961
Research and development	16,184	16,896	14,224
Selling, general and administrative	34,119	32,707	31,473
Amortization of intangible assets	119	250	264

Income from operations	33,369	56,508	30,000
Interest income, net	252	271	275

Income before income taxes	33,621	56,779	30,275
Provision for income taxes	10,853	18,736	7,561

Net income	$22,768	$38,043	$22,714

Basic income per share:
Net income	$0.43	$0.74	$0.43
Diluted income per share:
Net income	$0.43	$0.73	$0.43
Cash dividends per common share	$0.15	$0.15	$0.15
Weighted average shares outstanding:
Basic	52,504	51,407	52,465
Diluted	53,222	52,386	53,105
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$22,768	$38,043	$22,714
Adjustments (net of tax, if applicable):
Settlement of foreign tax audit	—	—	(2,548)
Amortization of intangible assets	119	250	264
Proforma tax adjustments	(34)	(65)	(71)

Non-GAAP net earnings (Note 1)	$22,853	$38,228	$20,359

Non-GAAP net earnings per share (Note 1)	$0.43	$0.73	$0.38

Weighted average shares outstanding	53,222	52,386	53,105

Note 1: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude results of discontinued operations and disposition related charges, amortization of acquired intangible assets, costs associated with acquisitions, the related tax effect of any adjustments and income tax adjustments related to settlement of tax audits.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2012	December 31, 2011
ASSETS
Cash and short-term investments	$569,445	$565,519
Trade accounts receivable, net	131,132	120,894
Inventories	148,474	153,632
Other current assets	35,058	44,856

Total current assets	884,109	884,901
Property, plant and equipment, net	73,994	72,487
Goodwill	140,084	140,084
Intangible assets, net	1,150	1,043
Long-term investments	16,481	7,873
Other assets	11,915	12,266

Total assets	$1,127,733	$1,118,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$368	$1,932
Accounts payable	22,583	24,853
Accrued expenses and other liabilities	64,528	69,646

Total current liabilities	87,479	96,431
Other liabilities	34,212	32,211
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	709,707	707,419
Retained earnings	281,711	268,870
Other stockholders’ equity	14,511	13,610

Total stockholders’ equity	1,006,042	990,012

Total liabilities and stockholders’ equity	$1,127,733	$1,118,654